                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                HEALTHDYNE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       INVACARE CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                         HEALTHDYNE TECHNOLOGIES, INC.
                               ------------------

                         SUPPLEMENT DATED JULY 14, 1997
                                       TO
                                PROXY STATEMENT
                                       OF
                              INVACARE CORPORATION
                               ------------------

             PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD,
  AND DO NOT EXECUTE ANY BLUE PROXY CARD SENT TO YOU BY HEALTHDYNE, AS IT MAY
                          REVOKE YOUR GOLD PROXY CARD.

    This Supplement amends and supplements the Proxy Statement dated June 27, 1997 (the "Proxy Statement") and, together with the accompanying GOLD Annual Meeting proxy card, is furnished in connection with the solicitation of proxies by Invacare Corporation ("Invacare") and its wholly owned subsidiary I.H.H. Corp. ("I.H.H."), to be used at the 1997 Annual Meeting of Shareholders of Healthdyne Technologies, Inc. ("Healthdyne") to be held at 10:30 a.m. local time, on Wednesday, July 30, 1997 at 1350 Parkway Place, Suite 320, Marietta, Georgia 30067 and at any adjournments or postponements thereof (the "Annual Meeting"). Capitalized terms used but not defined in this Supplement have the meaning ascribed to them in the Proxy Statement.

    INVACARE IS NOW SOLICITING YOUR PROXY IN SUPPORT OF THE ELECTION OF ONLY FOUR OF ITS ORIGINAL SEVEN NOMINEES NAMED BELOW (INVACARE'S "NOMINEES") TO CONSTITUTE A SIMPLE MAJORITY OF HEALTHDYNE'S BOARD OF DIRECTORS. As a result of the withdrawal of three of Invacare's original nominees, it is expected that a minority of three of the current incumbent directors will be re-elected to the Board without opposition. Invacare has adjusted its nominee slate in light of rulings by the Court against Invacare in the Defensive Tactics Litigation regarding the "dead-hand pill" restrictions of Healthdyne's poison pill and the fact that, although Invacare is appealing the Court's rulings, the appellate court has indicated it will not review the rulings until after the Annual Meeting. See "Election of Directors" and "Defensive Tactics Litigation Update" in this Supplement.

    All the Nominees are accomplished businessmen and are chairmen, chief executive officers and/or directors of public companies. ALL FOUR OF THE NOMINEES CONTINUE TO BE COMMITTED TO TAKING ALL SUCH ACTIONS NECESSARY OR APPROPRIATE (TO THE BEST OF THEIR ABILITY AND SUBJECT TO ANY FIDUCIARY DUTIES THEY WOULD HAVE AS DIRECTORS) TO CONDUCT A PROMPT AUCTION AND SALE OF HEALTHDYNE AT THE BEST AVAILABLE PRICE AND TERMS (THE "HEALTHDYNE SALE"), EVEN IF INVACARE IS NOT THE SUCCESSFUL BIDDER.

    INVACARE CONTINUES TO SOLICIT YOUR PROXY IN SUPPORT OF THE ADOPTION OF ALL FOUR OF ITS PROPOSALS. Although the Court in the Defensive Tactics Litigation ruled that the by-law amendment proposed by Invacare's Dead-Hand Elimination Proposal, even if validly adopted by the shareholders at the Annual Meeting, would not be legally binding on the Healthdyne Board of Directors, Invacare is appealing this ruling and continues to intend to make this Proposal at the Annual Meeting. Invacare believes that shareholder approval of this Proposal will, if the appeal is successful, require the Healthdyne Board of Directors to remove the "dead hand pill" restrictions and, in any case, will at the least serve as an advisory statement by the shareholders that they demand the Board remove such restrictions. See "The Proposals--Dead-Hand Elimination Proposal" and "Defensive Tactics Litigation Update" in this Supplement. IF ADOPTED, THE PROPOSALS WILL FURTHER FACILITATE THE HEALTHDYNE SALE.

    IF, LIKE US, YOU BELIEVE THAT YOU SHOULD HAVE THE OPPORTUNITY TO DECIDE THE FUTURE OF YOUR COMPANY AND THAT YOU SHOULD HAVE THE CHANCE TO ACCEPT OR APPROVE A SALE OF HEALTHDYNE AT THE BEST AVAILABLE PRICE AND TERMS, INVACARE URGES YOU TO VOTE YOUR GOLD ANNUAL MEETING PROXY CARD FOR EACH OF THE FOUR NOMINEES AND FOR ADOPTION OF EACH OF ITS PROPOSALS.

    THIS SUPPLEMENT IS INTENDED TO BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. If you have not received a copy of the Proxy Statement, please contact MacKenzie Partners, Inc. in any of the manners set forth on the back cover of this Supplement.

ELECTION OF DIRECTORS

    On July 3, 1997, the Court in the Defensive Tactics Litigation ruled that it would not enjoin the "dead hand pill" restrictions in Healthdyne's poison pill and Invacare's Dead-Hand Elimination Proposal to amend Healthdyne's By-Laws to require immediate removal of the "dead hand pill" restrictions would not be binding on Healthdyne's Board of Directors. Invacare has appealed these rulings and believes that its appeal should ultimately be successful, but the appellate court has declined to expedite the proceedings so as to render a decision before the Annual Meeting. See "Defensive Tactics Litigation Update", below.

    Accordingly, Invacare has decided to adjust its slate and now seeks to elect its four remaining Nominees--Messrs. Donald F. Hastings, Jon H. Outcalt, James Allen Rutherford and Bill R. Sanford --to constitute a simple majority of the seven-member Board of Directors of Healthdyne.

    Invacare believes that Healthdyne's shareholders should be entitled to elect candidates of their choosing to each and every Board seat. However, electing all seven of Invacare's original nominees at this time without retaining any incumbent "continuing directors" would, absent a reversal of the Court's decision, pose a risk that the new Board--elected specifically to conduct an auction and sell Healthdyne at the best available price and terms promptly--would be unable to do just that because Healthdyne's "dead hand pill" restrictions would require "continuing directors" to nullify the poison pill and permit the Healthdyne Sale to go forward. (For more information about Healthdyne's poison pill and the "dead hand pill" restrictions, see "Terms and Conditions of the Offer--The Rights Condition" in the Proxy Statement.) That risk would be unacceptable to Invacare both as a major Healthdyne shareholder and as a responsible corporate citizen.

    Invacare continues to believe that the "dead hand pill" restrictions are illegal and intends to pursue its appeal on this matter as expeditiously as possible. However, until the "dead hand pill" restrictions are invalidated or removed, the presence of three "continuing directors" as a minority of Healthdyne's Board will permit a Healthdyne Sale approved by two of them (and by a majority of the entire Board) to go forward.

    If elected, the four Nominees intend to use their majority position to proceed with their mandate to auction and sell Healthdyne promptly to the best of their ability. If Invacare's appeal is successful, a new Board with the four Nominees as a majority will be fully empowered to negotiate a Healthdyne Sale at the best available price and terms which can be presented to Healthdyne's shareholders, free of any need for separate approval by any "continuing directors." Of course, the shareholders will always have the ultimate power of whether to accept or approve any particular transaction negotiated by the Board.

    Which three incumbent directors will remain on the board as minority "continuing directors" if the four Nominees are elected to a majority will be up to Healthdyne's shareholders, and may well include Parker H. Petit, the current chairman, and Craig B. Reynolds, Healthdyne's President and CEO.

    While Invacare would have far preferred to present a full slate of nominees, and has only taken this action in light of the uncertainty surrounding a district court decision that Invacare strongly believes to be in error, Invacare notes that this approach of leaving a minority of "continuing directors" on the Board was specifically suggested numerous times by Healthdyne itself (and by virtually all of its directors) in Healthdyne's defense of the "dead hand pill" restrictions in the Defensive Tactics Litigation. As they themselves have noted in their litigation papers, the incumbent directors' actions as minority continuing directors will be subject to their fiduciary duties to you, and the four Nominees intend, if elected, to insist that the remaining minority act in a responsible manner and respect the mandate delivered by the shareholders at the Annual Meeting to auction and sell Healthdyne promptly at the best available price and terms.

    For your reference, information about the four Nominees originally set forth in the Proxy Statement is repeated below:

NAME, AGE AND                                             PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
  PRINCIPAL BUSINESS ADDRESS                             DURING LAST FIVE YEARS; CURRENT DIRECTORSHIPS
---------------------------------------------  ------------------------------------------------------------------
Donald F. Hastings, 68.......................  Chairman of the Board, The Lincoln Electric Company, a welding
  22801 St. Claire Avenue                      products manufacturer, since 1992. Also Chief Executive Officer of
  Cleveland, Ohio 44117                        The Lincoln Electric Company from 1992 to 1996. President and
                                               Chief Operating Officer of The Lincoln Electric Company from 1987 to 1992.

Jon H. Outcalt, 61...........................  Chairman of the Board of NCS HealthCare, Inc., a provider of
  3201 Enterprise Parkway, #220                pharmacy services to long-term care institutions, since 1986.
  Beachwood, Ohio 44122                        Senior Vice President of Alliance Capital Management L.P., an
                                               investment management firm, from 1975 to 1995. Currently a member of the Board of Directors of Myers Industries, Inc. and Ohio
                                               Savings Financial Corp.

James Allen Rutherford, 51...................  Chairman and Managing Director of Wingset Investments Ltd. and
  15 S. High St.                               President of Wingset, Inc., technology venture funds, from 1993 to
  P.O. Box 166                                 present. Former Chairman of Countrysport, Inc., a sports book
  New Albany, Ohio 43054                       publisher, from 1994 to 1996. Retired from position of Chairman,
                                               Goal Systems International, Inc., a software vending company, in
                                               1992. Currently a member of the Board of Directors of Ciber Inc.
                                               and Symix Systems, Inc.

Bill R. Sanford, 53..........................  Chairman of the Board, President and Chief Executive Officer of
  5960 Heisley Road                            STERIS Corporation, an infection prevention and surgical support
  Mentor, Ohio 44060                           company, since 1987. Currently a member of the Board of Directors of KeyBank, N.A.

    Invacare believes that it is in your best interests to elect its four Nominees at the Annual Meeting. ALL FOUR OF THE NOMINEES CONTINUE TO BE COMMITTED TO TAKING ALL SUCH ACTIONS NECESSARY OR APPROPRIATE (TO THE BEST OF THEIR ABILITY AND SUBJECT TO ANY FIDUCIARY DUTIES THEY WOULD HAVE AS DIRECTORS) TO CONDUCT A PROMPT AUCTION AND SALE OF HEALTHDYNE AT THE BEST AVAILABLE PRICE AND TERMS.

                    INVACARE STRONGLY RECOMMENDS A VOTE FOR
                         ELECTION OF ITS FOUR NOMINEES

THE PROPOSALS

    Invacare is continuing to solicit proxies in support of all four Proposals set forth in the Proxy Statement:

    NUMBER OF DIRECTORS PROPOSAL. Invacare continues to strongly recommend that you vote FOR its Proposal to amend Healthdyne's By-Laws to set the maximum number of directors at seven. The Number of Directors Proposal has added importance in light of the lessened number of Nominees as it will prevent the current Board of Directors from frustrating the ability of the shareholders to elect the four Nominees to constitute a majority of the Board. For further information regarding the Number of Directors Proposal, see "The Proposals--Number of Directors Proposal" in the Proxy Statement.

    DEAD-HAND ELIMINATION PROPOSAL. Invacare continues to strongly recommend that you vote FOR the Dead-Hand Elimination Proposal. Although the Court in the Defensive Tactics Litigation ruled that the by-law amendment proposed by the Dead-Hand Elimination Proposal, even if validly adopted by the shareholders at the Annual Meeting, would not be legally binding on the Healthdyne Board of Directors, Invacare is appealing this ruling and continues to intend to make this Proposal at the Annual Meeting. See "Defensive Tactics Litigation Update", below.

    Invacare believes that shareholder approval of this Proposal will, if the appeal is successful, require the Healthdyne Board of Directors to remove the "dead hand pill" restrictions and, in any case, as described in the Proxy Statement, will at the least serve as an advisory statement by the shareholders that they demand the Board remove such restrictions. Invacare specifically notes that in its supplemental notice delivered to Healthdyne on March 24, 1997 (see "Background of Acquisition Proposal" in the Proxy Statement) it formally notified Healthdyne within the applicable notification period under the By-Laws that "[a]ll of the Shareholder Proposals . . . would be intended to be binding on the Board of Directors of the Company to the fullest extent permitted by law." For more information regarding the Dead-Hand Elimination Proposal, see "The Proposals--Dead-Hand Elimination Proposal" in the Proxy Statement.

    In its July 7, 1997 release announcing the Court's decision, Healthdyne claimed that the Court's ruling meant that the Dead-Hand Elimination Proposal "may not be submitted to shareholders for a vote at the Annual Meeting". In its July 11, 1997 letter to shareholders, Healthdyne indicated that it would continue to solicit proxies in respect of the Dead-Hand Elimination Proposal but did not intend to "tabulate or count any votes received" in respect of the Dead-Hand Elimination Proposal so long as the Court's ruling stood. However, for the reasons stated above, among others, Invacare believes that the Court's order did not affect Healthdyne's obligations to permit the shareholders to vote on the Dead-Hand Elimination Proposal and that Invacare remains entitled to make the Dead-Hand Elimination Proposal at the Annual Meeting, to have it submitted for a shareholder vote, and to have the result of such vote calculated and announced, although Invacare acknowledges that adoption of the Dead-Hand Elimination Proposal will have no legally binding effect upon Healthdyne's Board of Directors unless the Court's decision is overruled. Accordingly, Invacare has requested that the Court in the Defensive Tactics Litigation make clear that its order does not affect any obligations Healthdyne has to present the Dead-Hand Elimination Proposal for a vote at the Annual Meeting and have the results of such vote calculated and reported. Alternatively, if the Court's order was intended to have any such effect, Invacare has requested that those aspects of the order be stayed pending appeal. See "Defensive Tactics Litigation Update", below.

    BY-LAWS REPEAL PROPOSAL. Invacare continues to strongly recommend that you vote FOR the By-Laws Repeal Proposal for the reasons stated in the Proxy Statement. See "The Proposals--By-Laws Repeal Proposal" in the Proxy Statement.

    SPECIAL MEETING PROPOSAL. Invacare continues to strongly recommend that you vote FOR the Special Meeting Proposal for the reasons stated in the Proxy Statement. See "The Proposals--Special Meeting Proposal" in the Proxy Statement.

BACKGROUND OF ACQUISITION PROPOSAL UPDATE

    On June 27, 1997, Parker H. Petit, Chairman of Healthdyne, sent a letter to
A. Malachi Mixon, III, Chairman and Chief Executive Officer of Invacare, in which Mr. Petit stated, among other things, that Healthdyne had only "recently begun in earnest" the "process of exploring alternatives". On June 30, 1997, Mr. Petit and Craig B. Reynolds, President and Chief Executive Officer of Healthdyne, sent a letter to shareholders in which, among other things, they reiterated that they had "just recently begun to explore alternatives", but that "there could be no assurance that these talks will result in a transaction." On July 7, 1997, Healthdyne issued a press release in which, among other things, Mr. Petit said that, while nothing was certain, Healthdyne hoped to announce a "value enhancing transaction" in "the next several weeks". All three of these communications conspicuously failed to declare that the Board of Directors was committed to a sale of Healthdyne.

    On July 7, 1997, the Parent issued a press release in which, among other things, A. Malachi Mixon, III, Chairman and Chief Executive Officer of Invacare, stated, "We are very skeptical that any deal is imminent between Healthdyne and a third party acquirer. We suspect this is a ruse designed merely to persuade shareholders to re-elect the incumbent board, which has said for more than six months that the company is not for sale." Mr. Mixon added, "Healthdyne has left unanswered the fundamental question as to whether this value enhancing transaction is a sale or some lesser transaction designed solely to evade shareholder criticism." Mr. Mixon pointed out that, "The nominees on the Gold Proxy are the only nominees who have been willing to commit to a fair auction process in which all parties have expressed an interest in acquiring Healthdyne will be asked by the new Board to put their best bids on the table."

    On July 10, 1997, Healthdyne issued a press release announcing its second-quarter earnings information. In it, Mr. Petit stated that there had been "exceptional growth" and that Healthdyne looked forward to "continuing to deliver increased value", but nowhere in the press release was there any mention of any efforts or progress in "exploring alternatives" or any discussion of a "value enhancing transaction".

    On July 11, 1997, Invacare issued a press release announcing the reduction in the number of its nominees and responding to Healthdyne's earnings release. Also on July 11, Healthdyne sent additional letters to its shareholders in which, among other things, it claimed that it was "exploring alternatives" and "engaging in discussions", but did not confirm earlier claims of hopes that a "value enhancing transaction" would be announced within the "next several weeks" and yet again wholly failed to commit to a sale of the company. Instead, they repeatedly emphasized that they were committed only to "increasing the value of your interest in Healthdyne".

DEFENSIVE TACTICS LITIGATION UPDATE

    On July 3, 1997, the Court issued an order denying Invacare's Motion for Preliminary Injunction to declare the "dead-hand pill" restrictions of the Rights Agreement invalid and granting Healthdyne's Motion for Summary Judgment regarding the Dead-Hand Elimination Proposal. Invacare immediately filed a notice of appeal with the Eleventh Circuit (the "Appellate Court"), as well as a motion to expedite the appeal in order for it to be heard and decided prior to the Annual Meeting. On July 7, 1997, Healthdyne opposed Invacare's motion for expedited appeal.

    On July 10, 1997, the Appellate Court denied Invacare's motion to expedite the appeal for decision prior to the Annual Meeting. Invacare continues to believe that the Court's rulings are in error and intends to pursue its appeal as expeditiously as possible.

    On July 14, 1997, Invacare filed an emergency motion with the Court seeking
(i) a clarification of the Court's order stating that the order does not affect any obligations Healthdyne otherwise has to permit Invacare to make the Dead-Hand Elimination Proposal or to call it for a vote at the Annual Meeting and have the results of such vote calculated and reported, or (ii) in the alternative, if the Court's order was intended to have any such effect, a limited stay of those aspects of the order pending appeal.

PROXY PROCEDURES

    In order for your views on the above-described matters to be represented at the Annual Meeting, please sign and date the enclosed GOLD Annual Meeting proxy card and return it to Invacare, c/o MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, in the enclosed envelope, or by fax to (212) 929-0308, in time to be voted at the Annual Meeting. Execution of the GOLD Annual Meeting proxy card will not affect your right to attend the Annual Meeting and vote in person. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to Invacare or to the Secretary of Healthdyne, or by voting in person at the Annual Meeting. Although a revocation is effective if delivered to Healthdyne, Invacare requests that either the original or copies of all revocations be mailed or faxed to Invacare in care of MacKenzie Partners at the address or facsimile number set forth on the back cover of this Supplement so that Invacare will be aware of all revocations and can more accurately determine how many proxies have been received from the holders of record on the Record Date of outstanding Shares.

    Any GOLD Annual Meeting proxy card, whether the one enclosed herewith or one previously sent to you, may be used to vote FOR the election of Invacare's Nominees or FOR the adoption of the Proposals, although using a GOLD Annual Meeting proxy card previously sent to you will confer authority to vote in the election of directors only for Invacare's four remaining Nominees and not for its three withdrawn nominees. Accordingly, if you have previously delivered a signed GOLD Annual Meeting proxy card to Invacare and have not executed a later-dated blue Annual Meeting proxy card from Healthdyne or otherwise revoked the proxy delivered to Invacare, you do not need to take any further action for such GOLD Annual Meeting proxy card to be voted in accordance with your instructions on such card (except with respect to Invacare's three withdrawn nominees).

    If you vote FOR any of Invacare's four Nominees using the GOLD Annual Meeting proxy card, you will not be able to also vote in respect of any of the remaining positions on the Board of Directors. IT IS NOT POSSIBLE TO VOTE USING BOTH THE GOLD ANNUAL MEETING PROXY CARD AND THE BLUE ANNUAL MEETING PROXY CARD SENT TO YOU BY HEALTHDYNE. ACCORDINGLY, IF YOU WISH TO VOTE FOR ANY OF THE NOMINEES BUT ALSO WISH TO VOTE FOR ANY OF THE INCUMBENT DIRECTORS FOR THE REMAINING POSITIONS, YOU MAY DO SO BY VOTING IN PERSON AT THE ANNUAL MEETING--DO NOT USE THE BLUE ANNUAL MEETING PROXY CARD SENT TO YOU BY HEALTHDYNE. Only your latest dated proxy for the Annual Meeting will count, unless you vote in person at the Annual Meeting, in which case all of your prior proxies will be revoked. If you attend the Annual Meeting, representatives of Invacare from MacKenzie Partners will be present (wearing GOLD badges) to assist you in voting.

    IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE GOLD ANNUAL MEETING PROXY CARD AS SOON AS POSSIBLE. If you wish to attend the Annual Meeting to vote in person any Shares held for you in the name of a brokerage firm, bank, bank nominee or other institution, you will need to bring with you a legal proxy executed by such institution. For assistance in obtaining such legal proxy from your institution, you may contact MacKenzie Partners in any of the manners specified on the back page of this Supplement.
                            ------------------------

    PLEASE INDICATE YOUR SUPPORT OF THE FOUR NOMINEES AND THE PROPOSALS BY COMPLETING, SIGNING AND DATING THE ENCLOSED GOLD ANNUAL MEETING PROXY CARD AND RETURNING IT PROMPTLY TO INVACARE, C/O MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010, IN THE ENCLOSED ENVELOPE, OR BY FAX TO (212) 929-0308. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                                          INVACARE CORPORATION

July 14, 1997

                                   IMPORTANT

    Your proxy is important. No matter how many or few Shares you own, please give Invacare your proxy FOR the election of its Nominees and Proposals by:

    SIGNING the GOLD Annual Meeting proxy card,

    DATING the GOLD Annual Meeting proxy card and

    MAILING the GOLD Annual Meeting proxy card TODAY in the envelope provided (no postage is required if mailed in the United States) OR FAXING BOTH SIDES of the GOLD Annual Meeting proxy card TODAY to the number provided below.

    If you have already submitted a blue proxy card to Healthdyne for the Annual Meeting, you may change your vote to a vote FOR the election of Invacare's four Nominees and vote FOR its Proposals by signing, dating and returning the GOLD Annual Meeting proxy card, which must be dated after any proxy you may have submitted to Healthdyne. Only your latest dated proxy for the Annual Meeting will count at such meeting.

    If you have any questions or require any additional information concerning this Supplement, the Proxy Statement or the proposal by Invacare to acquire Healthdyne, please contact MacKenzie Partners, Inc. at the address set forth below. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE GOLD ANNUAL MEETING PROXY CARD AS SOON AS POSSIBLE.

                            MACKENZIE PARTNERS, INC.

                                156 FIFTH AVENUE
                               NEW YORK, NY 10010
                         (212) 929-5500 (CALL COLLECT)
                                       OR
                         CALL TOLL FREE (800) 322-2885
                            FACSIMILE (212) 929-0308

GOLD PROXY              HEALTHDYNE TECHNOLOGIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                THIS PROXY IS SOLICITED BY INVACARE CORPORATION

    The undersigned shareholder of Healthdyne Technologies, Inc. hereby appoints Gerald B. Blouch, Thomas R. Miklich and Joseph B. Richey, II and each of them with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all shares of Common Stock, par value $0.01 per share, of Healthdyne Technologies, Inc. that the undersigned is entitled to vote if personally present at the 1997 Annual Meeting of Shareholders of Healthdyne Technologies, Inc., to be held at 1350 Parkway Place, Suite 320, Marietta, Georgia 30067, at 10:30 a.m. local time, on Wednesday, July 30, 1997, and including at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

INVACARE CORPORATION WILL PROPOSE AND RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4
                                     AND 5.

(Please mark each proposal with an "X" in the appropriate box)

1.         ELECTION OF DIRECTORS:
           Election of Donald F. Hastings, Jon H. Outcalt, James Allen
           Rutherford and Bill R. Sanford as Directors whose terms expire in 1998.
           / /  FOR ALL NOMINEES EXCEPT AS MARKED BELOW
           / /  WITHHOLD AUTHORITY FOR ALL NOMINEES

           (INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority to vote in the space provided below):

2.         AMEND HEALTHDYNE TECHNOLOGIES, INC.'S BY-LAWS TO SET THE
           MAXIMUM NUMBER OF DIRECTORS AT SEVEN:
                          / /  FOR                      / /  AGAINST
                                         / /  ABSTAIN
           AMEND HEALTHDYNE TECHNOLOGIES, INC.'S BY-LAWS TO PROVIDE THAT
3.         HEALTHDYNE'S BOARD OF DIRECTORS HAS NO AUTHORITY TO IMPOSE OR
           PERMIT TO EXIST "DEAD-HAND PILL" AND SIMILAR LIMITATIONS ON
           FUTURE BOARDS OF DIRECTORS, AND TO PROVIDE THAT THE FAILURE
           BY THE INCUMBENT BOARD TO REMOVE ALL SUCH LIMITATIONS PRIOR
           TO THE ELECTION OF DIRECTORS AT THE 1997 ANNUAL MEETING WILL
           BE A VIOLATION OF THE BY-LAWS:
                          / /  FOR                      / /  AGAINST
                                         / /  ABSTAIN
4.         REPEAL CERTAIN PROVISIONS OF HEALTHDYNE TECHNOLOGIES, INC.'S
           BY-LAWS:
                          / /  FOR                      / /  AGAINST
                                         / /  ABSTAIN
           AMEND HEALTHDYNE TECHNOLOGIES, INC.'S BY-LAWS TO GIVE THE
5.         HOLDERS OF 10% OF THE OUTSTANDING SHARES OF HEALTHDYNE
           TECHNOLOGIES, INC.'S COMMON STOCK THE RIGHT TO DEMAND A
           SPECIAL MEETING AND TO PROVIDE CERTAIN PROCEDURAL
           REQUIREMENTS FOR SPECIAL MEETINGS:
                          / /  FOR                      / /  AGAINST
                                         / /  ABSTAIN




                                                       (CONTINUED ON OTHER SIDE)

           IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
6.         SUCH OTHER BUSINESS, IF ANY, AS MAY PROPERLY COME BEFORE THE
           MEETING OR ANY ADJOURNMENT THEREOF, IF SUCH OTHER BUSINESS
           ADVERSELY AFFECTS INVACARE CORPORATION.



    This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                                                          Please date and sign this proxy exactly as your
                                                                          name appears hereon.

                                                                          ---------------------------------------------------
                                                                                              (Signature)

                                                                          ---------------------------------------------------
                                                                                     (Signature, if held jointly)

                                                                          ---------------------------------------------------
                                                                                                (Title)
                                                                          Dated: ______________________________________, 1997

                                                                          When shares are held by joint tenants, both should
                                                                          sign. When signing as attorney-in-fact, executor,
                                                                          administrator, trustee, guardian, corporate officer
                                                                          or partner, please give full title as such. If a
                                                                          corporation, please sign in corporate name by
                                                                          President or other authorized officer. If a
                                                                          partnership, please sign in partnership name by
                                                                          authorized person.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                    ENVELOPE

  IF YOU NEED ASSISTANCE, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL-FREE (800)
                                    322-2885